                                                                                                                                                   Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Extreme Networks, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333‑192507, 333-165268, 333-112831, 333-105767, 333-76798, 333-65636, 333-58634, 333-55644, 333-131705, 333-201456, and 333-83729) on Form S-8 of Extreme Networks, Inc. of our report dated September 2, 2016, with respect to the consolidated balance sheets of Extreme Networks, Inc. and subsidiaries as of June 30, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended June 30, 2016, and the effectiveness of internal control over financial reporting as of June 30, 2016, which reports appears in the June 30, 2016 annual report on Form 10‑K of Extreme Networks, Inc.

/s/ KPMG LLP

Santa Clara, California

September 2, 2016